Exhibit 99.1

NOVAGOLD Announces Election of Directors and Voting Results from

2023 Virtual Annual General Meeting of Shareholders

A total of 284,457,954 or 85.17% of the Company’s issued and outstanding shares were represented at the Meeting

All six proposals to shareholders were approved, including the election of all eleven director nominees; Hume Kyle, Daniel Muñiz-Quintanilla, and Dawn Whittaker join the Board

During the 2023 proxy season, NOVAGOLD placed outreach calls to shareholders holding approximately 92.21% of the Company’s issued and outstanding common shares entitled to vote

May 23, 2023 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (“NOVAGOLD” or the “Company”) (NYSE American, TSX: NG) is pleased to announce the detailed voting results on the items of business considered at its Annual General Meeting of Shareholders held on May 18, 2023 (the “Meeting”). All proposals were approved and all eleven director nominees were elected. A total of 284,457,954 or 85.17% of the Company’s issued and outstanding shares were represented at the Meeting.

Hume Kyle, Daniel Muñiz-Quintanilla, and Dawn Whittaker join the Board Directors of NOVAGOLD

The Company is delighted to report the election of Hume Kyle, Daniel Muñiz-Quintanilla, and Dawn Whittaker to its Board at the Meeting, effective May 18, 2023. The three new Directors will fill one vacancy and replace Sharon Dowdall and Clynton Nauman, two directors who chose to retire from the Board after many years of dedicated and excellent service to NOVAGOLD. For more information on changes to NOVAGOLD’s Board membership, please view the release from April 19, 2023 here (https://www.novagold.com/investors/news/).

Shareholder Engagement

During this year’s proxy outreach, NOVAGOLD placed calls to shareholders owning 40,000-plus shares who collectively hold approximately 92.21% of the Company’s issued and outstanding common shares entitled to vote at the Meeting. Year-over-year the input received from shareholders has helped shape and improve the Company’s governance practices.

Shareholder Voting Results

The shareholders voted on the following matters at this year’s Meeting:

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Proposal 1 – Election of Directors

The nominees listed in NOVAGOLD’s Management Information Circular were elected as Directors of the Company. Detailed results of the votes are set out below:

Proposal 2	Outcome of the Vote	Votes by Ballot
Election of Directors		Votes For	Votes Withheld
Dr. Elaine Dorward-King	Carried	263,941,771 (98.68%)	3,517,519 (1.31%)
Dr. Diane Garrett	Carried	258,982,243 (96.83%)	8,477,047 (3.16%)
Dr. Thomas Kaplan	Carried	264,468,481 (98.88%)	2,990,809 (1.11%)
Hume Kyle	Carried	266,699,853 (99.71%)	759,437 (0.28%)
Gregory Lang	Carried	265,885,009 (99.41%)	1,574,281 (0.58%)
Kalidas Madhavpeddi	Carried	261,382,272 (97.72%)	6,077,018 (2.27%)
Kevin McArthur	Carried	262,363,487 (98.09%)	5,095,803 (1.90%)
Daniel Muñiz-Quintanilla	Carried	257,946,124 (96.44%)	9,513,166 (3.55%)
Ethan Schutt	Carried	261,722,045 (97.85%)	5,737,245 (2.14%)
Anthony Walsh	Carried	262,982,560 (98.32%)	4,476,730 (1.67%)
Dawn Whitaker	Carried	266,508,418 (99.64%)	950,872 (0.35%)

Proposal 2 – Appointment of Auditors

The vote was carried for the Appointment of the Auditors, PricewaterhouseCoopers LLP. The votes received by ballot were as follows:

Votes For	281,594,022	98.99%
Votes Withheld	2,863,932	1.00%

Proposal 3 – Approve all unallocated entitlements under the Stock Award Plan

The vote was carried for the Stock Award Plan. The votes received by ballot were as follows:

Votes For	227,431,669	85.03%
Votes Against	39,490,733	14.76%
Abstentions	536,888	0.20%

Proposal 4 – Approve all unallocated entitlements under the Performance Share Unit Plan

The vote was carried for the Performance Share Unit Plan. The votes received by ballot were as follows:

Votes For	238,158,490	89.04%
Votes Against	28,767,073	10.75%
Abstentions	533,727	0.19%

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Proposal 5 – Approve all unallocated entitlements under the Deferred Share Unit Plan

The vote was carried for the Deferred Share Unit Plan. The votes received by ballot were as follows:

Votes For	262,907,150	98.29%
Votes Against	4,010,460	1.49%
Abstentions	541,680	0.20%

Proposal 6 – Advisory Approval of Executive Compensation (“Say-on-Pay”)

The vote was carried on the Say-On-Pay Advisory Vote. The votes received by ballot were as follows:

Votes For	253,638,153	94.83%
Votes Against	13,317,773	4.97%
Abstentions	503,364	0.18%

Full details of all proposals are fully described in the Company’s Management Information Circular dated March 24, 2023 available on the Company’s website at www.novagold.com/investors/mic/, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov, and the detailed results of voting on each proposal are included in the Report of Voting Results filed on SEDAR and in the 8-K filed on EDGAR.

The Annual General Meeting of Shareholders webcast and corporate presentation are available on NOVAGOLD’s website under Presentations (https://www.novagold.com/investors/presentations/).

NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications
1-604-669-6227 or 1-866-669-6227

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